Exhibit 10.3
SECURED PROMISSORY NOTE
$100,000,000    May 26, 2026
    New York, New York
1.Promise to Pay Principal
FOR VALUE RECEIVED, Allen Family Digital, LLC, a limited liability company formed under the law of the State of California (the Payor), hereby unconditionally promises to pay to BuzzFeed, Inc., a corporation incorporated under the law of the State of Delaware (the Payee), the principal sum of ONE HUNDRED MILLION DOLLARS (Principal Amount) in installments, each installment being payable on a date set forth on Annex A hereto under the caption headed “Payment Date” in the amount set forth on Annex A hereto opposite such date under the caption “Principal Payment Amount”.
2.Promise to Pay Interest
The Payor hereby unconditionally promises to pay to the Payee interest on the unpaid Principal Amount of this Note for each day during the period from and including the date hereof to but excluding the date that the principal of this Note shall be paid in full, at a rate per annum equal to 5%. Notwithstanding the foregoing, the Payor hereby unconditionally promises to pay to the Payee interest (x) on the unpaid Principal Amount of this Note for each day during any period from the date of the occurrence of a Specified Event of Default while such Specified Event of Default is continuing and (y) on any amount payable by the Payor under this Note that shall not be paid in full when due (whether at stated maturity, by acceleration under ¶ 10 below, upon optional or mandatory prepayment or otherwise), for each day during the period from and including the due date of such payment to but excluding the date the same is paid in full, in each case, at a rate per annum equal to 7% (the Post-Default Rate). Accrued interest shall be payable (a) twice annually on the last Business Day of each June and December of each year, commencing on December 31, 2026, (b) upon the payment or prepayment of any Principal Amount owing under this Note and (c) in the case of interest payable at the Post-Default Rate, from time to time on demand of the Payee. Interest payable under this Note shall be computed on the basis of a year of 365 or 366 days (as the case may be) and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.
3.Recordation of Amounts Owing
The Payee shall maintain records of the amounts owing under this Note, and such records shall, absent manifest error, be conclusive evidence of such amounts. Prior to any sale, assignment or transfer of this Note, each payment of principal theretofore made under this Note shall be endorsed by the Payee on Annex B hereto (or any continuation of said Annex).
4.Manner of Payment
All payments of principal and interest to be made by the Payor under this Note shall be made in Dollars, in immediately available funds, by wire transfer to an account at a commercial bank located in the United States of America (which account shall be identified in a notice to the Payor not later than three Business Days prior to the date of such payment), not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding

Business Day). All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any set-off, counterclaim, deduction or withholding whatsoever (other than with respect to any required taxes). The Payor shall, at the time of making each payment under this Note, specify to the Payee the amounts payable by the Payor under this Note to which such payment is to be applied, in which case such payment shall be so applied (and in the event that the Payor fails to so specify, or if an Event of Default has occurred and is continuing, such payment shall be applied in such manner as is determined to be appropriate by the Payee).
5.Payments on Business Days
If the due date of any payment under this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension.
6.Prepayments
The Payor shall have the right to prepay all or any portion (in an amount not less than $1,000,000 or any integral multiple of $500,000 in excess thereof) of the principal amount owing under this Note at any time or from time to time without premium or penalty, provided that the Payor shall give the Payee one Business Days' notice of each such prepayment (and, upon the prepayment date specified in any such notice, the amount to be prepaid shall become due and payable under this Note) and any partial prepayment shall be applied to the nearest Principal Payment Date under this Note.
7.Right of Set-Off
The Payor agrees that, in addition to (and without limitation of) any right of set off the Payee may otherwise have, the Payee shall be entitled, at its option, to offset amounts owing by the Payee to the Payor, in Dollars or in any other currency (regardless of whether such amounts are then due to the Payor), against any amount payable by the Payor to the Payee under this Note that is not paid when due; provided that nothing contained herein shall require the Payee to exercise any such right.
8.Representations and Warranties
The Payor hereby represents and warrants to the Payee as follows:
(a)the Payor is a limited liability company duly organized and validly existing under the law of the State of California and it has the corporate power and authority to enter into and to perform its obligations under this Note;
(b)it has duly authorized, executed and delivered this Note;
(c)this Note constitutes valid and binding obligations of the Payor and is enforceable in accordance with its terms except in so far as affected by limitation on creditors’ rights generally;
(d)the execution and delivery by the Payor of, and performance by the Payor of its obligations under, this Note will not:
(i)result in a breach of or conflict with any provision of its constitutional documents; or

(ii)result in a breach of any applicable laws or regulations or any judgments, orders, decrees or agreements to which the Payor is a party or otherwise binding on the Payor to the extent that such breach would result in, or be reasonably expected, individually or in the aggregate, to result in a materially adverse impact on the interests of the Payee; and
(e)no Bankruptcy Event (as defined below) has occurred with respect to the Payor.
9.Security
(a)As security for the prompt and complete payment or performance, as the case may be, in full of the indebtedness, liabilities and obligations of the Payor under this Note, now or hereafter at any time and from time to time owing under the Agreement, whether absolute, fixed or liquidated, contingent or unliquidated, and whether for principal, reimbursement obligations, interest, fees, cost, expenses or otherwise, the Payor hereby grants to the Payee a security interest in all of Payor’s rights, title and interest in and to (i) 33.33 million of the Shares (as defined in the Stock Purchase Agreement) (the Pledged Shares) and (ii) in the event of any merger or consolidation in which the issuer of the Pledged Shares is not the surviving entity, or any sale of all or substantially all of the assets of the issuer of the Pledged Shares, all shares or interests of each class of equity of the successor entity resulting from or formed by such merger or consolidation, or of the entity acquiring all or substantially all of such assets, in each case which are issued in exchange for the Pledged Shares (collectively, the Collateral). Upon the filing of the financing statement referred to in clause (b) below, the Payee will have a fully perfected first priority lien on the Collateral.
(b)The Payor hereby (i) authorizes the Payee to file all financing statements and amendments thereto with respect to the Collateral naming Payor as debtor and the Payee as secured party, in form appropriate for filing under the Uniform Commercial Code as in effect from time to time in the State of California or any other state the laws of which are required to be applied in connection with the perfection of security interests (the UCC) of the relevant jurisdiction and (ii) subject to the terms of this Note, agrees to take such other actions, in each case as may from time to time be necessary and reasonably requested by the Payee in order to establish and maintain a first priority, valid, enforceable lien (subject to any applicable law). The Payor shall pay, or promptly reimburse, any applicable filing fees, recordation fees and related expenses relating to the Collateral. Any financing statement filed by the Payee may indicate the Collateral using a description which reasonably approximates the description contained in clause (a) above (which collateral description shall in no event be an “all assets” collateral description or words of similar effect). Payor agrees to furnish any such information to the Payee promptly upon request.
(c)The Payor agrees, at its own expense, to take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the security interest of the Payee in the Collateral and the priority thereof. Payor agrees that it will execute any and all further documents, financing statements, agreements, instruments, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, mortgages and/or amendments thereto and other documents), that may be required under any applicable law and may be reasonably requested by the Payee to ensure the creation, perfection and priority of the security interest created or intended to be created under this ¶ 9, all at the expense of the Payor. Payor will (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any document or instrument relating to any Collateral and (ii) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, assurances and other instruments as the Payee may reasonably request from time to time in order to ensure the creation, perfection and priority of the security interest created or intended to be created under this ¶ 9.
(d)Payor agrees that it may not transfer, assign, convey, sell, pledge, hedge or otherwise dispose of, directly or indirectly, any of the Collateral until such time as the entire principal amount of this Note, together with accrued and unpaid interest thereon, has been repaid to Payee in full in cash in U.S. dollars; provided that Payor may grant a second lien in the Collateral if such second lien is expressly subordinated to the security interest granted to the Payee hereunder on terms reasonably satisfactory to the Payee (consent to such subordination terms not to be unreasonably withheld, conditioned or delayed).
10.Default; Remedies; Expenses
If one or more of the following events (herein called Events of Default) shall occur and be continuing:
(a)the Payor defaults in the payment of any amount owing under this Note (i) of principal when due or (ii) of any interest, premium or otherwise within five (5) Business Days after the due date (in each case, whether at stated maturity, by acceleration under this ¶ 10, upon mandatory prepayment or otherwise); or
(b)any representation, warranty or certification made herein or pursuant hereto (or in any modification or supplement hereto) by the Payor proves to have been false or misleading as of the time made in any material respect; or
(c)the Payor defaults in the performance of any of its obligations under the Stock Purchase Agreement and such default (if remediable) continues unremedied for a period of thirty (30) days after notice thereof to the Payor by the Payee; or
(d)there occurs or exists (1) a default, event of default or other similar condition or event (however described) in respect of the Payor under one or more agreements or instruments relating to Material Indebtedness which has resulted in such Material Indebtedness becoming due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by the Payor (individually or collectively) in making one or more payments on the due date thereof under such agreements or instruments (after giving effect to any applicable notice requirement or grace period); or
(e)a Change of Control of Payor occurs; or
(f)[reserved]; or
(g)the security interest created, or purported to be created, hereunder will at any time fail to constitute a valid and perfected security interest (or the equivalent thereof under applicable laws) in the Collateral described herein securing the obligations purported to be secured thereby, with the priority purported to be created hereunder, or the Payor will so assert in writing except (A) as a result of the failure of the Payee or any of its agents or bailees to maintain possession or control of Collateral, (B) as a result of the making of a filing, or the failure to make a filing, under the UCC or other applicable law, or (C) as a result of acts or omissions of the Payee or the application of applicable law; or

(h)the Payor:
(i)becomes subject to any order, judgment or decree that decrees the involuntary dissolution of the Payor and such order remains undischarged or unstayed for a period in excess of sixty (60) consecutive days;
(ii)becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(iii)makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(iv)institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (x) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (y) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof;
(v)has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(vi)seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
(vii)has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 60 days thereafter;
(viii)causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in subclauses (i), (ii), (iii), (iv), (v), (vi) and (vii)); or
(ix)takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts (any such event set forth in subclauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix), a Bankruptcy Event); or
THEREUPON: (A) in the case of an Event of Default other than one referred to in subclause (i), (iii), (iv), (v), (vi) or, to the extent analogous thereto, (viii) of clause (h) of this ¶ 10 with respect to the Payor, the Payee may, by notice to the Payor, declare the principal and interest payable by the Payor hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Payor; (B) in the case of the occurrence of an Event of Default referred to in subclause (i), (iii), (iv), (v), (vi) or, to the extent analogous thereto, (viii) of clause (h) of this ¶ 10 with respect to the Payor, the principal and interest payable by the Payor hereunder shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Payor and (C) the Payee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC.
Promptly after the Payor has actual knowledge that any Default or Event of Default has occurred, the Payor shall deliver to the Payee a notice thereof describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Payor has taken or proposes to take with respect thereto.
The Payor agrees to pay or reimburse the Payee for paying all costs and expenses of the Payee (including, without limitation, reasonable counsels' fees) in connection with any default and any enforcement or collection proceedings resulting therefrom (including, without limitation, enforcement of this paragraph).
11.Definitions
As used herein, the following terms have the following respective meanings:
Business Day means a day, other than a Saturday or Sunday, on which banks are open for general business in New York.
Change of Control means (a) a transaction or series of related transactions in which a Person, or a group of Persons acting in concert, other than, in each case, Permitted Holders, acquires from stockholders of the Payor beneficial ownership, directly or indirectly, of a majority of the total voting power in the Payor or (b) any sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Payor of all or substantially all of the assets of the Payor to any Person other than Permitted Holders.
Default means any Event of Default and any event or condition that would upon notice or lapse of time or both, unless cured or waived, become an Event of Default.
Dollars and $ means lawful money of the United States of America.
Immediate Family Member means with respect to any natural Person, such Person’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons or any private foundation or fund that is controlled by any of the foregoing Persons or any donor-advised fund of which any such Person is the donor.
Material Indebtedness means indebtedness for borrowed money of the Payor the principal amount of which, individually or collectively, exceeds $30,000,000.
Permitted Holders means (i) Byron Allen, (ii) any Permitted Transferee of Byron Allen and (iii) any trust, partnership, corporation or limited liability company for estate planning purposes of which Bryon Allen is (w) in the case of a trust, the sole lifetime beneficiary and either the sole trustor or the sole trustee; (x) in the case of a partnership, the sole general partner or the partner with decision-making authority over all major decisions; (y) in the case of a limited liability company, the sole managing member or the member with decision-making authority over all major decisions and (z) in the case of a corporation, the majority shareholder, in each case with decision-making authority over all major decisions of such entity.
Permitted Transferee means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s Immediate Family Members, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) without duplication with any of the foregoing, such Person’s heirs, legatees, executors, trustees and/or administrators upon the death of such Person and any other Person who was an affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owns capital stock in the Payor.
Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
Specified Event of Default means an Event of Default pursuant to clauses (a) or (h) of ¶ 10.
Stock Purchase Agreement means that certain Stock Purchase Agreement, dated as of May 11, 2026, between Payor and Payee, as the same may be amended from time to time.
12.Waiver; Remedies
No failure or delay by the Payee in exercising any right, power or privilege in respect of this Note will be presumed to operate as a waiver, and no single or partial exercise by the Payee of any right, power or privilege will be presumed to preclude any subsequent or further exercise by the Payee, of that right, power or privilege or the exercise of any other right, power or privilege. The rights, powers, remedies and privileges of the Payee provided in this Note are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
13.Notices
All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by facsimile transmission, email or other electronic means) (a) in the case of the Payor, at the "Address for Notices" specified below its name on the signature pages hereof and (b) in the case of the Payee, at the address for such purpose as shall have been most recently specified to the Payor by the Payee; or, as to either the Payor or the Payee, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by facsimile transmission, email or other electronic means or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
14.Amendments; Successors; Assignments
No amendment, modification or waiver in respect of this Note will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the Payor and the Payee, provided, however, that any material amendment, modification or waiver hereto will require the approval of a majority of the disinterested directors on the board of directors of Payee. This Note shall be binding upon and inure to the benefit of the Payor and the Payee and their respective successors and permitted assigns. The Payor shall not assign or delegate any of its rights or obligations under this Note without the prior consent of the Payee. The Payee may at any time after Closing (as defined in the Share Purchase Agreement) and from time to time, with the consent of the Payor, assign all or any portion of its rights under this Note to one or more Persons, and, upon the Payee giving notice of such assignment to the Payor specifying the interest hereunder being assigned and the Person to which such interest is being assigned and the Payor consenting to such assignment, each reference herein to the Payee shall (solely in respect of the interest so assigned) constitute a reference to such assignee (as if such assignee were named herein) rather than the Payee; provided that, notwithstanding the foregoing, the Payee may, with the prior written consent of the Payor, assign its rights, but not its obligations, hereunder to one or more customary secured parties providing debt financing to such Payee as collateral in connection with any debt financing, it being understood and agreed that as of execution of this Note, Payor has consented to such assignment by the Payee in connection with that certain Credit Agreement dated May 23, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified) between, among others, BuzzFeed Media Enterprises, Inc., as Borrower Agent, the lenders party thereto and Sound Point Agency LLC, as administrative agent and collateral agent; provided that, notwithstanding any such assignment, such Payee shall remain liable for all of its obligations under this Note.
15.Governing Law; Submission to Jurisdiction; Venue
Section 6.5 of the Stock Purchase Agreement is hereby incorporated by reference and shall apply hereto, mutatis mutandis, as though fully stated herein.
16.Waiver of Jury Trial
EACH OF THE PAYOR AND THE PAYEE, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
17.Execution
This Note may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Note and/or any document to be signed in connection with this Note and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Payor has caused this Note to be duly executed as of the day and year first written above.

ALLEN FAMILY DIGITAL, LLC

By: /s/ Mark DeVitre
Name: Mark DeVitre
Title: Vice President and Co-Secretary

[SIGNATURE PAGE – PROMISSORY NOTE]

Acknowledged and agreed by:
BUZZFEED, INC.

By: /s/ Matthew Omer
Name: Matthew Omer
Title: Chief Financial Officer
[SIGNATURE PAGE – PROMISSORY NOTE]

ANNEX A

Payment Date	Principal Payment Amount
May 26, 2031	$100,000,000

ANNEX B

Amount of Principal Paid	Date of Payment	Notation Made By